UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUESQ*	*

*As previously disclosed, on May 27, 2020, Tuesday Morning Corporation (the “Company”) was notified by the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company’s common stock would be delisted from Nasdaq as a result of the Company’s filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code. On June 8, 2020, trading in the Company’s common stock on Nasdaq was suspended, and on July 1, 2020, Nasdaq filed a Form 25 with the SEC to delist the Company’s common stock. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP DDTL Agreement (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on May 27, 2020 (the “Petition Date”), Tuesday Morning Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 20-31476-HDH-11.” The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On July 10, 2020, in accordance with a final order issued by the Bankruptcy Court on July 10, 2020 (the “Final Order”), the Debtors entered into a Senior Secured Super Priority Debtor-In-Possession Delayed Draw Term Loan Agreement (the “DIP DDTL Agreement”) with the Franchise Group, Inc. (the “Lender”). Pursuant to the DIP DDTL Agreement, the Lender agreed to lend the Debtors up to an aggregate principal amount of $25 million in the form of delayed draw term loans (the “DIP Term Facility”). The DIP Term Facility is guaranteed by certain of the Debtors and secured on a super priority basis by real estate assets owned by the Debtors (the “Real Estate Assets”), including the Company’s corporate headquarters and warehouse/distribution complex located in Dallas, Texas. The DIP Term Facility will mature on April 10, 2021, which maturity (unless accelerated subject to the terms set forth in the DIP DDTL Agreement) may be extended, subject to payment of an extension fee to the Lender, for an additional three months at the election of the Debtors. The DIP Term Facility will bear interest at a rate per annum based on 3-month LIBOR (with a 1.00% LIBOR floor), plus an interest rate margin of 5.0% (subject to further increase of 2.0% upon the occurrence of an event of default).

Under the terms of the DIP DDTL Agreement, so long as the Final Order is unstayed and is in full force and effect, the Debtors will be entitled to make borrowings under the DIP Term Facility in minimum increments of $2.5 million subject to the satisfaction of certain additional conditions, including absence of defaults under the DIP Term Facility, delivery of notices of borrowing and the accuracy of the representations and warranties of the Debtor in the DIP DDTL Agreement.

Pursuant to the DIP DDTL Agreement, proceeds of borrowings under the DIP Term Facility must be used by the Debtors to: (1) repay obligations of the Debtors under (a) the Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “DIP ABL Credit Agreement”) among the Debtors, JPMorgan Chase Bank, N.A., as administrative agent, for itself and the other lenders party thereto, and (b) the Credit Agreement, dated August 18, 2015 and as previously amended, among the Debtors, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, swingline lender and issuing bank, and the lenders party thereto; (2) fund general working capital; and (3) fund reasonable transaction costs and fees with respect to the DIP Term Facility, to the extent permitted by the applicable orders of the Bankruptcy Court and the DIP ABL Credit Agreement.

The DIP Term Facility includes conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The Debtors will be obligated to prepay amounts outstanding under the DIP Term Facility upon certain asset sales and casualty or condemnation events with respect to the Real Estate Assets.

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The foregoing summary of the proposed DIP Term Facility is qualified in its entirety by reference to the full text of the DIP DDTL Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP DDTL Agreement is incorporated herein by reference.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 Cases, the Company’s plan to continue its operations while it works to complete the Chapter 11 process, the Company’s debtor-in-possession financing and other statements regarding the Company’s proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases; pleadings filed that could protract the Chapter 11 Cases; the Bankruptcy Court’s rulings in the Chapter 11 Cases, and the outcome of the Chapter 11 Cases generally; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP ABL Credit Agreement, including the Company’s ability to maintain certain minimum liquidity requirements and obtain approval of a plan of reorganization or sale of all of its assets by agreed upon deadlines; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; the Company’s ability to continue to operate its business during the pendency of the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 Cases; risks associated with third parties seeking and obtaining authority to terminate or shorten the Company’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 Cases; the trading price and volatility of the Company’s common stock and the effects of the delisting from The Nasdaq Stock Market; litigation and other risks inherent in a bankruptcy process; the effects and length of the novel coronavirus pandemic; and the other factors listed in the Company’s filings with the Securities and Exchange Commission.

Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

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Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

10.1*	DIP DDTL Agreement

*Certain schedules and exhibits have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: July 13, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources,
General Counsel and Corporate Secretary

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